EXHIBIT 99.1

BioCryst Receives Additional NIAID Funding to Conduct a Non-Human Primate Study of BCX4430 in Ebola Virus Disease

RESEARCH TRIANGLE PARK, N.C., Aug. 29, 2014 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the National Institute of Allergy and Infectious Diseases (NIAID) has awarded a contract modification for an additional $2.4 million to BioCryst to conduct a dose ranging efficacy study of an intramuscular formulation of BCX4430 in non-human primates as a treatment for Ebola virus disease. The study is expected to be initiated within weeks.

The successful completion of an efficacy study in an experimental Ebola virus disease model in non-human primates represents an important next step towards understanding the potential of BCX4430 as a treatment for Ebola disease in humans. NIAID, part of the National Institutes of Health, granted a contract to BioCryst in September 2013 valued up to $22.0 million over five years. With this additional award, the BCX4430 development contract has been increased in value to $24.4 million, if all options are exercised.

This project will be funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN272201300017C.

About the BSAV Program & BCX4430

The objective of BioCryst's BSAV research program is to develop broad-spectrum parenteral and oral therapeutics for viruses that pose a threat to health and national security. The lead BSAV compound is BCX4430, an RNA dependent-RNA polymerase inhibitor that has demonstrated broad-spectrum activity against more than 20 RNA viruses in nine different families, including filoviruses, togaviruses, bunyaviruses, arenaviruses, paramyxoviruses, coronaviruses and flaviviruses. BioCryst is developing BCX4430 in collaboration with U.S. Government Agencies following the Animal Rule regulatory pathway.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in rare diseases. BioCryst currently has several ongoing development programs: oral inhibitors of plasma kallikrein for hereditary angioedema, including BCX4161 and several second generation compounds; peramivir, a viral neuraminidase inhibitor for the treatment of influenza, and BCX4430, a broad spectrum viral RNA polymerase inhibitor. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that BioCryst or its licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials, may not be successfully completed; that the Company or its licensees may not commence as expected additional pre-clinical studies or human clinical trials may not be commenced as expected or such studies may not be successfully completed; that the FDA may require additional studies beyond those planned for BCX4430, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold BCX4430, or withhold market approval for product candidates; that the Company may not be able to obtain additional funding for BCX4430; that government funding or other contracts for BCX4430 may have certain terms and conditions, including termination provisions, that subject the Company to additional risks; that the Company may lose current funding for the program; that the Company may never file an IND for BCX4430; that its actual financial results may not be consistent with its expectations, including that 2014 operating expenses and cash usage may not be within management's expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst's projections and forward-looking statements.

CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910